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                                EXHIBIT (11)(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated February 8, 2002, with respect to the financial statements of the State Street Equity 500 Index Portfolio included in its Annual Report dated December 31, 2001 that is incorporated by reference into this Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No. 33-32729) of State Street Research Equity
Index Fund, a Series of State Street Research Master Investment Trust.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2002